Exhibit 99.1
May 12, 2025
Blade Air Mobility Announces First Quarter 2025 Results

•Net loss improved by $0.7 million versus the prior year to $(3.5) million in Q1 2025; Adjusted EBITDA improved by $2.3 million versus the prior year to $(1.2) million in Q1 2025(1)
•First Adjusted EBITDA profitable Q1 in the Passenger Segment since going public. Passenger Segment Adjusted EBITDA of $0.1 million in Q1 2025 represents a $2.7 million increase versus the prior year
•Q1 2025 revenue increased 5.4% versus the prior year to $54.3 million. Excluding Canada, which we exited in August 2024, revenue increased 10.9% versus the prior year period and Passenger Segment revenue increased 42.0% year-over-year(1)
•Achieved new monthly record for Medical trip volumes in April 2025
•Reaffirming guidance, including double-digit millions of Adjusted EBITDA in 2025(2)
NEW YORK — (May 12, 2025) — Blade Air Mobility, Inc. (Nasdaq: BLDE, "Blade" or the "Company"), today announced financial results for the first quarter ended March 31, 2025.
GAAP FINANCIAL RESULTS
(in thousands except percentages, unaudited)

	Three Months Ended March 31,
	2025	2024		% Change
Revenue	$54,306	$51,514		5.4%
Cost of revenue	$42,328	$41,375		2.3%
Software development	812	670		21.2%
General and administrative	17,314	17,209		0.6%
Selling and marketing	1,435	2,128		(32.6)%
Total operating expenses	$61,889	$61,382		0.8%
Loss from operations	$(7,583)	$(9,868)		(23.2)%
Net loss	$(3,493)	$(4,234)		(17.5)%

Gross profit	$8,093	$5,852		38.3%
Gross margin	14.9%	11.4%	350	bps
NON-GAAP(1) FINANCIAL RESULTS
(in thousands except percentages, unaudited)

	Three Months Ended March 31,
	2025	2024	Change
Revenue	$54,306	$51,514	5.4%
Cost of revenue	42,328	41,375	2.3%
Flight Profit	11,978	10,139	18.1%
Flight Margin	22.1%	19.7%	240	bps
Adjusted SG&A	13,971	13,767	1.5%
Depreciation included in cost of revenue	755	82	NM(3)
Adjusted EBITDA	$(1,238)	$(3,546)	(65.1)%
Adjusted EBITDA as a percentage of Revenue	(2.3)%	(6.9)%	460	bps
Passenger Adjusted EBITDA	$54	$(2,651)	NM(3)
Medical Adjusted EBITDA	$4,098	$4,409	(7.1)%
Adjusted unallocated corporate expenses and software development	$(5,390)	$(5,304)	1.6%

(1) See "Use of Non-GAAP Financial Information" and "Key Metrics and Non-GAAP Financial Information" sections attached to this release for an explanation of Non-GAAP measures used and reconciliations to the most directly comparable GAAP financial measure.
(2) We have not reconciled the forward-looking Adjusted EBITDA guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.
(3) Not meaningful.

"We are pleased to report an excellent start to the year with revenue growth of 11% year-over-year excluding Canada, and a $2.3 million year-over-year improvement in Adjusted EBITDA," said Rob Wiesenthal, Blade's Chief Executive Officer. "Our strength in the Passenger Segment this quarter was particularly notable with segment revenue growing 42.0% year-over-year, excluding Canada, and our first Segment Adjusted EBITDA profitable first quarter since going public."

Wiesenthal added, "Our strong Passenger Segment results reflect several factors including our durable competitive positioning along with the important actions we’ve taken recently to improve profitability such as our exit from Canada and broad-based cost rationalization initiatives. I’m particularly encouraged by the results in Europe following our restructuring, which led to strong revenue growth and significantly improved profitability this quarter."

"We're happy to deliver Medical results ahead of our guidance this quarter, while we successfully launched service with two new large hospitals on April 1st, as expected, contributing to an all-time record for trip volumes in April," said Will Heyburn, Chief Financial Officer. "Our Medical business is well positioned to prosper in the current environment given the strength of our logistics platform, strong underlying transplant volume growth, limited economic sensitivity and insulation from tariffs."

Heyburn added, "We continue to expect improving results throughout the rest of the year in both business lines. In Medical, we are onboarding additional new customers and expect continued growth with existing customers. In Passenger, while the economic outlook may be uncertain, we still expect ongoing year-over-year benefits from cost and restructuring actions, as we will not anniversary our implementation of most items until the fourth quarter of this year."

"Having now completed a rapid period of aircraft acquisitions, we are focused on improving the operational and financial performance of the fleet," said Melissa Tomkiel, President. "Following a period of unusually heavy scheduled aircraft maintenance and associated downtime during the first half of 2025, we expect a significant improvement in the second half of the year through 2026, resulting in reduced capital expenditures and improved Medical Segment Adjusted EBITDA margins."

(1) See "Use of Non-GAAP Financial Information" and "Key Metrics and Non-GAAP Financial Information" sections attached to this release for an explanation of Non-GAAP measures used and reconciliations to the most directly comparable GAAP financial measure.

First Quarter Ended March 31, 2025 Financial Highlights
▪Total revenue increased 5.4% to $54.3 million in the current quarter versus $51.5 million in the prior year period, driven by growth in the Passenger segment. Excluding Canada, which we exited in August 2024, revenue increased 10.9%, versus the prior year period.
▪Flight Profit(1) increased 18.1% to $12.0 million in the current quarter versus $10.1 million in the prior year period, driven by strong growth in the Passenger segment.
▪Flight Margin(1) improved to 22.1% in the current quarter from 19.7% in the prior year period. Passenger Flight Margin increased to 22.0% from 13.6% in the year ago period driven by margin expansion in Short Distance, including the restructuring in Europe and our exit from Canada, along with a margin increase in Jet & Other. In Medical, Flight Margin decreased slightly to 22.1% from 22.3% in the prior year period.
▪Medical revenue decreased (0.2)% to $35.9 million in the current quarter versus $36.0 million in the prior year period. Air revenue declined due to several factors including a reduction in block hours per trip, as we increased the size of our dedicated fleet and strategically positioned aircraft closer to our clients, the timing of new customer starts and a tough comparison versus the first half of 2024. Ground and TOPS, our organ matching service, revenue grew in the quarter compared with the prior year period.
▪Short Distance revenue decreased 5.4% to $9.3 million in the current quarter versus $9.8 million in the prior year period. Excluding Canada, which we exited in August 2024, Short Distance revenue increased 28.1%(1) versus the prior year period. The increase was primarily driven by Europe.
▪Jet and Other revenue increased 59.9% to $9.1 million in the current quarter versus $5.7 million in the prior year period driven by higher flight volumes and revenue per flight.
▪Net loss improved by $0.7 million versus the prior year to $(3.5) million in the current quarter driven primarily by a $2.3 million improvement in loss from operations partially offset by other non-operating income and income taxes.
▪Adjusted EBITDA(1) increased by $2.3 million year-over-year to $(1.2) million in the current quarter versus $(3.5) million in the prior year period primarily driven by improvements in Passenger.
▪Passenger Segment Adjusted EBITDA improved by $2.7 million in the current quarter versus the prior year period and, on a trailing twelve month basis, rose to $6.3 million as of Q1 2025, up from $3.6 million in Q4 2024.
▪Medical Segment Adjusted EBITDA decreased $(0.3) million versus the prior year period while Adjusted Unallocated Corporate Expenses and Software Development increased $0.1 million.
▪Operating Cash Flow increased by $15.3 million to $(0.2) million in the current quarter. Capital expenditures of $3.2 million was driven primarily by aircraft maintenance and a $0.7 million purchase of aircraft in the Medical Segment. Free Cash Flow, Before Aircraft Acquisitions, which is net of all capital expenditures, including aircraft maintenance expenses, but excludes the impact of aircraft acquisitions, increased by $14.0 million to $(2.7) million in the current quarter.
▪Ended Q1 2025 with $120.0 million in cash and short term investments.

(1) See "Use of Non-GAAP Financial Information" and "Key Metrics and Non-GAAP Financial Information" sections attached to this release for an explanation of Non-GAAP measures used and reconciliations to the most directly comparable GAAP financial measure.

Business Highlights and Recent Updates
▪In Medical, our tenth aircraft entered service in February 2025. We continue to expect that our owned fleet will represent approximately one third of our Medical flight hours in 2025, with the majority of flight hours remaining on third-party aircraft.
▪Our organ placement service offering ("TOPS") ended the quarter with eight contracted customers and a strong sales pipeline.
▪Launched previously announced service between the Downtown Manhattan Heliport and JFK Airport, in partnership with Skyports Infrastructure. This partnership will gather data on consumer demand, flier experience, logistics and flight operations to help accelerate and derisk the launch of EVTOL operations at the facility.
▪Began serving our first customers through ground distribution of loaner OrganOx metra perfusion devices, as part of our previously announced strategic alliance with OrganOx.

Financial Outlook
We are reaffirming our guidance for the full year 2025, we expect:
▪Revenue of $245-265 million
▪Double-digit Adjusted EBITDA(1)

Conference Call
The Company will conduct a conference call starting at 8:00 a.m. ET on May 12, 2025 to discuss the results for the first quarter ended March 31, 2025.
A live audio-only webcast of the call may be accessed from the Investor Relations section of the Company’s website at https://ir.blade.com/. An archived replay of the call will be available on the Investor Relations section of the Company's website for one year.

(1) We have not reconciled the forward-looking Adjusted EBITDA guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Use of Non-GAAP Financial Information
Blade believes that the non-GAAP measures discussed below, viewed in addition to and not in lieu of our reported U.S. Generally Accepted Accounting Principles ("GAAP") results, provide useful information to investors by providing a more focused measure of operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA, Adjusted Unallocated Corporate Expenses, SG&A, Adjusted SG&A, Flight Profit, Flight Margin, Free Cash Flow and Free Cash Flow, before Aircraft Acquisitions and revenue excluding the impact of Canada have been reconciled to the nearest GAAP measure in the tables within this press release.

Adjusted EBITDA – Blade reports Adjusted EBITDA, which is a non-GAAP financial measure. Blade defines Adjusted EBITDA as net loss adjusted to exclude depreciation and amortization, stock-based compensation, change in fair value of warrant liabilities, interest income and expense, income tax, realized gains and losses on short-term investments, impairment of intangible assets and certain other non-recurring items that management does not believe are indicative of ongoing Company operating performance and would impact the comparability of results between periods.

Adjusted Unallocated Corporate Expenses – Blade defines Adjusted Unallocated Corporate Expenses as expenses that cannot be allocated to either of our reporting segments (Passenger and Medical) and therefore attributable to our Corporate expenses and software development, less non-cash items and certain other non-recurring items that management does not believe are indicative of ongoing Company operating performance and would impact the comparability of results between periods.

SG&A and Adjusted SG&A – Blade defines SG&A as total operating expenses excluding cost of revenue. Blade defines Adjusted SG&A as total operating expenses excluding cost of revenue and excluding non-cash items and certain other non-recurring items that management does not believe are indicative of ongoing Company operating performance and would impact the comparability of results between periods.

Flight Profit and Flight Margin – Blade defines Flight Profit as revenue less cost of revenue. Cost of revenue consists of flight costs paid to operators of aircraft and vehicles, landing fees, depreciation of aircraft and vehicles, operating lease cost, internal costs incurred in generating organ ground transportation revenue using the Company’s owned vehicles and costs of operating our owned aircraft including fuel, management fees paid to the operator, maintenance costs and pilot salaries. Blade defines Flight Margin for a period as Flight Profit for the period divided by revenue for the same period. Blade believes that Flight Profit and Flight Margin provide an important measure of the profitability of the Company's flight and ground operations, as they focus solely on the non-discretionary direct costs associated with those operations such as third-party variable costs and costs of owning and operating Blade's owned aircraft.

Free Cash Flow and Free Cash Flow, before Aircraft Acquisitions – Blade defines Free Cash Flow as net cash provided by / (used in) operating activities less capital expenditures and capitalized software development costs. Blade also reports Free Cash Flow, before Aircraft Acquisitions, which is Free Cash Flow excluding cash outflows for aircraft acquisitions. Blade believes that Free Cash Flow and Free Cash Flow, before Aircraft Acquisitions provide important insights into the cash-generating capability of the business, with Free Cash Flow, before Aircraft Acquisition specifically highlighting the cash generated by our core operations before the impact of discretionary strategic investments in new aircraft.

We have also shown revenue, Short Distance and Passenger revenue excluding the impact of Canada in this release. These amounts reflect total revenue, Short Distance and Passenger revenue, respectively, excluding the activity in Canada in both the current and the prior year periods. The Company discontinued its operations in Canada on August 31, 2024. Management believes that presenting this information enhances the comparability of results between periods.

Financial Results

BLADE AIR MOBILITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data, unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$34,830	$18,378
Restricted cash	858	1,269
Accounts receivable, net of allowance of $96 and $112 at March 31, 2025 and December 31, 2024, respectively	22,128	21,591
Short-term investments	85,176	108,757
Prepaid expenses and other current assets	9,320	10,747
Total current assets	152,312	160,742

Non-current assets:
Property and equipment, net	32,568	30,918
Intangible assets, net	13,528	13,653
Goodwill	42,038	41,050
Operating right-of-use asset	8,650	8,876
Other non-current assets	1,454	1,436
Total assets	$250,550	$256,675

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$10,505	$12,766
Deferred revenue	8,014	6,656
Operating lease liability, current	3,362	3,304
Total current liabilities	21,881	22,726

Non-current liabilities:
Warrant liability	3,056	5,808
Operating lease liability, long-term	5,706	6,018
Deferred tax liability	175	185
Total liabilities	30,818	34,737

Stockholders' Equity
Preferred stock, $0.0001 par value, 2,000,000 shares authorized; no shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	—	—
Common stock, $0.0001 par value; 400,000,000 authorized; 80,973,634 and 79,419,028 shares issued at March 31, 2025 and December 31, 2024, respectively	7	7
Additional paid in capital	407,047	407,076
Accumulated other comprehensive income	3,069	1,753
Accumulated deficit	(190,391)	(186,898)
Total stockholders' equity	219,732	221,938

Total Liabilities and Stockholders' Equity	$250,550	$256,675

BLADE AIR MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data, unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$54,306	$51,514

Operating expenses
Cost of revenue	42,328	41,375
Software development	812	670
General and administrative	17,314	17,209
Selling and marketing	1,435	2,128
Total operating expenses	61,889	61,382

Loss from operations	(7,583)	(9,868)

Other non-operating income
Interest income	1,321	2,072
Change in fair value of warrant liabilities	2,752	3,478
Total other non-operating income	4,073	5,550

Loss before income taxes	(3,510)	(4,318)

Income tax benefit	(17)	(84)

Net loss	$(3,493)	$(4,234)

Net loss per share:
Basic	$(0.04)	$(0.06)
Diluted	$(0.04)	$(0.06)
Weighted-average number of shares outstanding:
Basic	79,891,829	75,796,411
Diluted	79,891,829	75,796,411

BLADE AIR MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended March 31,
	2025	2024
Cash Flows From Operating Activities:
Net loss	$(3,493)	$(4,234)
Adjustments to reconcile net loss to net cash and restricted cash used in operating activities:
Depreciation and amortization	1,697	1,594
Stock-based compensation	4,217	4,318
Change in fair value of warrant liabilities	(2,752)	(3,478)
Gain on lease modification	—	(47)
Accretion of interest income on held-to-maturity securities	(723)	(1,481)
Deferred tax benefit	(17)	(84)
Bad debt expense	30	31
Other (1)	63	3
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	2,254	(416)
Accounts receivable	(520)	(2,609)
Other non-current assets	13	(44)
Operating right-of-use assets/lease liabilities	(30)	(27)
Accounts payable and accrued expenses	(2,278)	(10,237)
Deferred revenue	1,293	1,160
Net cash used in operating activities	(246)	(15,551)

Cash Flows From Investing Activities:
Capitalized software development costs	(532)	(311)
Purchase of property and equipment	(2,619)	(816)
Proceeds from disposal of property and equipment	5	—
Purchase of held-to-maturity investments	(84,197)	(77,051)
Proceeds from maturities of held-to-maturity investments	107,750	102,740
Net cash provided by investing activities	20,407	24,562

Cash Flows From Financing Activities:
Proceeds from the exercise of common stock options	60	91
Taxes paid related to net share settlement of equity awards	(4,306)	(37)
Net cash (used in) / provided by financing activities	(4,246)	54

Effect of foreign exchange rate changes on cash balances	126	(26)
Net increase in cash and cash equivalents and restricted cash	16,041	9,039
Cash and cash equivalents and restricted cash - beginning	19,647	29,021
Cash and cash equivalents and restricted cash - ending	$35,688	$38,060

Reconciliation to unaudited interim condensed consolidated balance sheets
Cash and cash equivalents	$34,830	$36,758
Restricted cash	858	1,302
Total cash and cash equivalents and restricted cash	$35,688	$38,060

Non-cash investing and financing activities:
New leases under ASC 842 entered into during the period	$608	$2,581
Common stock issued for settlement of earn-out previously in accounts payable and accrued expenses	—	3,022
Purchases of property and equipment and capitalized software in accounts payable and accrued expenses	339	285
(1) Prior year amounts have been updated to conform to current period presentation.

Key Metrics and Non-GAAP Financial Information

DISAGGREGATED REVENUE BY PRODUCT LINE
(in thousands, unaudited)

	Three Months Ended March 31,
	2025	2024
Passenger segment
Short Distance	$9,280	$9,810
Jet and Other	9,078	5,678
Total	$18,358	$15,488

Medical segment
MediMobility Organ Transport	$35,948	$36,026
Total	$35,948	$36,026

Total Revenue	$54,306	$51,514

IMPACT OF FORMER OPERATIONS IN CANADA ON REPORTED REVENUE
(in thousands except percentages, unaudited)

	Three Months Ended March 31,
	2025	2024	% Change
Revenue	$54,306	$51,514	5.4%
Canada revenue	—	(2,563)
Revenue excluding Canada	$54,306	$48,951	10.9%

Short Distance	$9,280	$9,810	(5.4)%
Canada revenue	—	(2,563)
Short Distance Revenue excluding Canada	$9,280	$7,247	28.1%

Passenger Segment	$18,358	$15,488	18.5%
Canada revenue		(2,563)
Passenger Revenue excluding Canada	$18,358	$12,925	42.0%

SEGMENT INFORMATION: REVENUE, FLIGHT PROFIT, FLIGHT MARGIN, ADJUSTED EBITDA WITH RECONCILIATION TO TOTAL ADJUSTED EBITDA
(in thousands except percentages, unaudited)

	Three Months Ended March 31,
	2025	2024
Passenger Revenue	$18,358	$15,488
Medical Revenue	35,948	36,026
Total Revenue	$54,306	$51,514

Passenger Flight Profit	$4,044	$2,109
Medical Flight Profit	7,934	8,030
Total Flight Profit	$11,978	$10,139

Passenger Flight Margin	22.0%	13.6%
Medical Flight Margin	22.1%	22.3%
Total Flight Margin	22.1%	19.7%

Passenger Adjusted EBITDA	$54	$(2,651)
Medical Adjusted EBITDA	4,098	4,409
Adjusted unallocated corporate expenses and software development	(5,390)	(5,304)
Total Adjusted EBITDA	$(1,238)	$(3,546)

LAST TWELVE MONTHS PASSENGER ADJUSTED EBITDA
(in thousands, unaudited)

		Three Months Ended
	Last Twelve Months	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Passenger Adjusted EBITDA	$6,273	$54	$(156)	$5,593	$782

SEATS FLOWN - ALL PASSENGER FLIGHTS
(unaudited)

	Three Months Ended March 31,
	2025	2024
Seats flown – all passenger flights(1)	13,884	13,286
(1) We discontinued our operations in Canada on August 31, 2024. As a result, the Seats Flown metric above excludes activity in Canada for the three months ended March 31, 2024, which Seats Flown in Canada amounted to 14,120.

REVENUE, FLIGHT PROFIT, FLIGHT MARGIN, ADJUSTED SG&A, ADJUSTED EBITDA
(in thousands except percentages, unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$54,306	$51,514
Flight Profit	11,978	10,139
Flight Margin	22.1%	19.7%
Adjusted SG&A	13,971	13,767
Adjusted SG&A as a percentage of revenue	25.7%	26.7%
Depreciation included in Flight Profit	755	82
Adjusted EBITDA	$(1,238)	$(3,546)
Adjusted EBITDA as a percentage of revenue	(2.3)%	(6.9)%

RECONCILIATION OF REVENUE LESS COST OF REVENUE TO FLIGHT PROFIT AND GROSS PROFIT
(in thousands except percentages, unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$54,306	$51,514
Less:
Cost of revenue(1)	42,328	41,375
Depreciation and amortization(2)	758	1,240
Stock-based compensation	41	78
Other(3)	3,086	2,969
Gross Profit	$8,093	$5,852
Gross Margin	14.9%	11.4%

Gross Profit	$8,093	$5,852
Reconciling items:
Depreciation and amortization(2)	758	1,240
Stock-based compensation	41	78
Other(3)	3,086	2,969
Flight Profit	$11,978	$10,139
Flight Margin	22.1%	19.7%
(1) Cost of revenue consists of flight costs paid to operators of aircraft and vehicles, landing fees, depreciation of aircraft and vehicles, operating lease cost, internal costs incurred in generating organ ground transportation revenue using the Company’s owned vehicles and costs of operating our owned aircraft including fuel, management fees paid to the operator, maintenance costs and pilot salaries.
(2) Represents real estate depreciation and intangibles amortization included within general and administrative.
(3) Other costs include credit card processing fees, direct staff costs (primarily customer facing, logistics and coordination), commercial costs and establishment costs.

RECONCILIATION OF TOTAL OPERATING EXPENSES TO ADJUSTED SG&A
(in thousands except percentages, unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$54,306	$51,514

Total operating expenses	61,889	61,382
Subtract:
Cost of revenue	42,328	41,375
SG&A	$19,561	$20,007
SG&A as percentage of Revenue	36.0%	38.8%
Adjustments to reconcile SG&A to Adjusted SG&A
Subtract:
Depreciation and amortization included in SG&A	942	1,512
Stock-based compensation	4,211	4,543
Legal and regulatory advocacy fees(1)	358	123
Other(2)	79	62
Adjusted SG&A	$13,971	$13,767
Adjusted SG&A as percentage of Revenue	25.7%	26.7%
(1) Includes legal advocacy fees that we do not consider representative of legal and regulatory advocacy costs that we will incur from time to time in the ordinary course of our business. For the three months ended March 31, 2025 and 2024, these costs primarily related to the Drulias lawsuit.
(2) For the three months ended March 31, 2025, Other includes M&A transaction costs and legal costs in connection with the reorganization of Blade Europe. For the three months ended March 31, 2024, Other represents M&A transaction costs.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(in thousands except percentages, unaudited)

	Three Months Ended March 31,
	2025	2024
Net loss	$(3,493)	$(4,234)
Add (deduct):
Depreciation and amortization	1,697	1,594
Stock-based compensation	4,211	4,543
Change in fair value of warrant liabilities	(2,752)	(3,478)
Interest income	(1,321)	(2,072)
Income tax benefit	(17)	(84)
Legal and regulatory advocacy fees(1)	358	123
Other(2)	79	62
Adjusted EBITDA	$(1,238)	$(3,546)
Revenue	$54,306	$51,514
Adjusted EBITDA as a percentage of Revenue	(2.3)%	(6.9)%
(1) Includes legal advocacy fees that we do not consider representative of legal and regulatory advocacy costs that we will incur from time to time in the ordinary course of our business. For the three months ended March 31, 2025 and 2024, these costs primarily related to the Drulias lawsuit.
(2) )For the three months ended March 31, 2025, Other includes M&A transaction costs and legal costs in connection with the reorganization of Blade Europe. For the three months ended March 31, 2024, Other represents M&A transaction costs.

RECONCILIATION OF NET CASH USED IN OPERATING ACTIVITIES TO FREE CASH FLOW AND FREE CASH FLOW BEFORE AIRCRAFT ACQUISITIONS
(in thousands, unaudited)

	Three Months Ended March 31,
	2025	2024
Net cash used in operating activities	$(246)	$(15,551)
Capitalized software development costs	(532)	(311)
Purchase of property and equipment	(2,619)	(816)
Free Cash Flow	(3,397)	(16,678)
Aircraft and Engine Acquisition Capital Expenditures(1)	690	—
Free Cash Flow, before Aircraft Acquisitions	$(2,707)	$(16,678)
(1) Represents capital expenditures for aircraft and engine acquisitions, excluding capitalized maintenance subsequent to initial acquisition.

LAST TWELVE MONTHS DISAGGREGATED REVENUE BY PRODUCT LINE
(in thousands, unaudited)

		Three Months Ended
	Last Twelve Months	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Product Line:
Short Distance	$71,673	$9,280	$9,133	$32,352	$20,908
Jet and Other	33,073	9,078	8,836	6,463	8,696
MediMobility Organ Transport	146,739	35,948	36,388	36,062	38,341
Total Revenue	$251,485	$54,306	$54,357	$74,877	$67,945

About Blade Air Mobility
Blade Air Mobility provides air transportation and logistics for hospitals across the United States, where it is one of the largest transporters of human organs for transplant, and for passengers, with helicopter and fixed wing services primarily in the Northeast United States and Southern Europe. Based in New York City, Blade's asset-light model, coupled with its exclusive passenger terminal infrastructure and proprietary technologies, is designed to facilitate a seamless transition from helicopters and fixed-wing aircraft to Electric Vertical Aircraft (“EVA” or “eVTOL”), enabling lower cost air mobility that is both quiet and emission-free.
For more information, visit www.blade.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and may be identified by the use of words such as "will", “anticipate”, “believe”, “could”, “continue”, “expect", “estimate”, “may”, “plan”, “outlook”, “future”, "target", and “project” and other similar expressions and the negatives of those terms. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to Blade’s future prospects, developments and business strategies. In particular, such forward-looking statements include statements concerning Blade’s future financial and operating performance (including the discussion of financial and liquidity outlook and guidance for 2025 and beyond), the composition and performance of its fleet, results of operations, industry environment and growth opportunities and new product lines and partnerships. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blade’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include: our continued incurrence of significant losses; failure of the markets for our offerings to grow as expected, or at all; our ability to effectively market and sell air transportation as a substitute for conventional methods of transportation; reliance on certain customers in our Passenger segment revenue; the inability or unavailability to use or take advantage of the shift, or lack thereof, to EVA technology; our ability to successfully enter new markets and launch new routes and services; any adverse publicity stemming from accidents involving small aircraft, helicopters or charter flights and, in particular, any accidents involving our third-party operators; any change to the ownership of our aircraft and the challenges related thereto; the effects of competition; harm to our reputation and brand; our ability to provide high-quality customer support; our ability to maintain a high daily aircraft usage rate; changes in consumer preferences, discretionary spending and other economic conditions; impact of natural disasters, outbreaks and pandemics, economic, social, weather, geopolitical, growth constraints, and regulatory conditions or other circumstances on metropolitan areas and airports where we have geographic concentration; the effects of climate change, including potential increased impacts of severe weather and regulatory activity; the availability of aircraft fuel; our ability to address system failures, defects, errors, or vulnerabilities in our website, applications, backend systems or other technology systems or those of third-party technology providers; interruptions or security breaches of our information technology systems; our placements within mobile applications; our ability to protect our intellectual property rights; our use of open source software; our ability to expand and maintain our infrastructure network; our ability to access additional funding; the increase of costs and risks associated with international expansion; our ability to identify, complete and successfully integrate future acquisitions; our ability to manage our growth; increases in insurance costs or reductions in insurance coverage; the loss of key members of our management team; our ability to maintain our company culture; our reliance on contractual relationships with certain transplant centers and Organ Procurement Organizations; effects of fluctuating financial results; our reliance on third-party operators; the availability of third-party operators; disruptions to third-party operators; increases in insurance costs or reductions in insurance coverage for our third-party aircraft operators; the possibility that our third-party aircraft operators may illegally, improperly or otherwise inappropriately operate our branded aircraft; our reliance on third-party web service providers; changes in our regulatory environment; risks and impact of any litigation we may be subject to; regulatory obstacles in local governments; the expansion of domestic and foreign privacy and security laws; the expansion of environmental regulations; our ability to remediate any material weaknesses or maintain internal controls over financial reporting; our ability to maintain effective internal controls and disclosure controls; changes in the fair value of our warrants; and other factors beyond our control. Additional factors can be found in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each as filed with the U.S. Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Blade undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

Contacts

For Investor Relations
Mathew Schneider
investors@blade.com

For Media Relations
Lee Gold
press@blade.com